Exhibit 99.1

News Release—May 6, 2010

U-STORE-IT EXCEEDS FIRST QUARTER FFO GUIDANCE

REPORTS FIRST QUARTER FFO PER SHARE OF $0.12

WAYNE, PA — (MARKET WIRE) — May 6, 2010 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months ended March 31, 2010. “Our first quarter earnings reflect a stabilizing environment in the self-storage sector.  While consumer demand has yet to return to pre-recessionary levels, we are seeing trends in sequential monthly occupancy that are returning to historical seasonal norms,” said Dean Jernigan, Chief Executive Officer of U-Store-It. “We continue to focus on cost control measures and creative marketing programs to maintain and enhance our market share.  We are well-positioned to return to higher levels of profitability heading into our prime rental season as consumer demand for self-storage begins to return to normalized levels.”

Key Metrics for the Quarter Ended March 31, 2010

•                  Funds from Operations (“FFO”)

•                  FFO of $0.12 per share for the three months ended March 31, 2010 compared to our expectation entering the quarter of $0.10 to $0.11 per share.

•                  Weighted Average Shares and Units Outstanding

•                  Weighted average shares and units outstanding were 98.4 million and 62.8 million for the first quarter of 2010 and 2009, respectively.

•                  Same-store Revenue (364 same-store facilities)

•                  Same-store total revenue decreased 3.2% from the first quarter of 2009.

•                  Same-store Property Operating Expenses

•                  Same-store property operating expenses decreased 2.7% when compared to the first quarter of 2009.

•                  Same-store Net Operating Income (“NOI”)

•                  Same-store NOI decreased 3.6% from the first quarter of 2009.

•                  Realized Annual Rent

•                  Same-store realized annual rent per square foot decreased to $11.01 or 2.1% compared to the first quarter of 2009.

•                  Same-store Physical Occupancy

•                  At March 31, 2010, ending physical occupancy was 75.1% compared to 75.3% at March 31, 2009.

•                  Average physical occupancy was 75.1% for the first quarter of 2010 on the same-store facilities compared to 76.7% for the first quarter of 2009.

•                  Ending sequential quarterly occupancy declined 20 basis points (75.1% as of 3/31/10 compared to 75.3% as of 12/31/09) compared to a decline of 340 basis points in the same period last year (75.3% as of 3/31/09 compared to 78.7% as of 12/31/08).

Funds from Operations

FFO for the first quarter of 2010 was $11.8 million, compared to $15.6 million for the first quarter of 2009. FFO per share was $0.12 per share for the first quarter of 2010, compared to $0.25 per share for the same quarter of last year.

Operating Results

The Company reported a net loss attributable to the Company of $3.5 million or $0.04 per common share in the first quarter of 2010, compared to a net loss attributable to the Company of $2.1 million or $0.03 per common share in the first quarter of 2009.  Total revenues decreased $1.8 million and total property operating expenses decreased $0.6 million in the first quarter of 2010, compared to the same period in 2009. Decreases in total revenues are attributable to reduced asking rental rates and decreased occupancy levels in the same-store portfolio during the 2010 period as compared to the 2009 period.  Decreases in property operating expenses are attributable to a reduction in utility, advertising and other expenses, offset by increases in property insurance and repair and maintenance expenses.

Interest expense decreased approximately $1.3 million in the first quarter of 2010, compared to the first quarter of 2009, primarily as a result of lower interest rates and lower outstanding principal balances during the first quarter of 2010 as compared to the same period in 2009.

Loan procurement amortization expense increased approximately $1.1 million in the first quarter of 2010, compared to the first quarter of 2009, due to loan procurement cost amortization associated with the $450 million Secured Credit Facility that closed in December of 2009 and the additional $116.1 million of secured property level loans the Company obtained during 2009.

The Company’s 367 owned facilities, containing 23.7 million rentable square feet, had a physical occupancy at March 31, 2010 of 75.1% and an average physical occupancy for the quarter ended March 31, 2010 of 75.1%.

Same-Store Results

The Company’s same-store pool at March 31, 2010 represented 364 facilities containing approximately 23.6 million rentable square feet and included approximately 99.2% of the aggregate rentable square feet of the Company’s 367 owned facilities.  These same-store facilities represent approximately 99.6% of property net operating income for the quarter ended March 31, 2010.

The same-store average physical occupancy for the first quarter of 2010 was 75.1% compared to 75.3% for the same quarter of last year.  Same-store net rental income for the first quarter of 2010 decreased 4.1% over the same period in 2009.  Same-store total revenues decreased 3.2% and same-store operating expenses decreased 2.7% as compared to the first quarter of 2009. Same-store net operating income decreased 3.6% in the first quarter of 2010 compared to the same quarter of 2009.

Investment Activity

The Company acquired management and other contracts from United Stor-All Management, LLC (“United Stor-All”) on April 28, 2010.  U-Store-It added 85 self-storage facilities to its existing portfolio of 375 owned and operated assets.  The 85 facilities are located in 16 states and the District of Columbia and contain approximately 5.4 million square feet.

“The United Stor-All transaction is an exciting opportunity for us to both utilize our existing systems and platform while enhancing the depth of our team,” said Christopher Marr, U-Store-It’s President and Chief Investment Officer.  “The transaction provides us with a significant third party management platform which we will continue to grow and additional relationships with several high-quality self-storage owners.  This transaction represents an excellent allocation of our investment capital.”

Balance Sheet

During the quarter, the Company used cash on hand to repay an $83.3 million CMBS loan that was scheduled to mature in May 2010.  Additionally, during the quarter the Company was repaid $17.6 million in notes receivable related to seller financing the Company provided as part of a portfolio disposition in 2009.

Quarterly Dividend

On February 24, 2010, the Company declared a dividend of $0.025 per share. The dividend was paid on April 22, 2010, to shareholders of record on April 7, 2010.

2010 Financial Outlook

“Our first quarter results exceeded our FFO guidance of $0.10 to $0.11 per share as revenues from our same-store portfolio came in ahead of plan.  During the quarter, we satisfied an $83.3 million CMBS loan with cash and have cash available to address all of our remaining 2010 maturities,” said Chief Financial Officer Tim Martin.  “We are increasing our 2010 FFO per share guidance to a range of $0.45 to $0.51 to reflect our first quarter outperformance and the impact of the acquisition of the third-party management business.  Our guidance reflects our cautiously optimistic view that we are able to attract more than our share of the recovering self-storage consumer demand as we enter our peak rental season.”

The Company is revising its previously issued estimates and now expects that its fully-diluted FFO per share for 2010 will be between $0.45 and $0.51, and that its fully-diluted net loss per share for the period will be between $(0.18) and $(0.12). The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $23.6 million to $24.4 million

•                  For 2010, the same-store pool will consist of 364 assets totaling 23.6 million square feet

•                  Same-store revenue growth of -0.5% to -2.5% over 2009

•                  Same-store expense growth of 2.0% to 3.0% over 2009

•                  Same-store net operating income growth of -5.0% to -4.0% over 2009

2010 Full Year Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.18)	to	$(0.12)
Plus: real estate depreciation and amortization	0.63		0.63
FFO per diluted share	$0.45	to	$0.51

The Company estimates that its fully-diluted FFO per share for the quarter ending June 30, 2010 will be between $0.10 and $0.11, and that its fully-diluted net loss per share for the period will be between $(0.06) and $(0.05).

2nd Quarter 2010 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.06)	to	$(0.05)
Plus: real estate depreciation and amortization	0.16		0.16
FFO per diluted share	$0.10	to	$0.11

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, May 7, 2010, to discuss financial results for the three months ended March 31, 2010.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are 1-800-860-2442 for domestic callers and +1 412-858-4600 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until July 6, 2010. The replay dial-in number is 1-877-344-7529 for domestic callers and +1 412-317-0088 for international callers.  The reservation number for both is 439491.

Supplemental operating and financial data as of March 31, 2010 is available on our corporate website under Investor Relations - Financial Information - Financial Reports.

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate;

•         the execution of our business plan;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2010	2009

ASSETS
Storage facilities	$1,743,312	$1,774,542
Less: Accumulated depreciation	(326,935)	(344,009)
Storage facilities, net	1,416,377	1,430,533
Cash and cash equivalents	41,524	102,768
Restricted cash	13,521	16,381
Loan procurement costs, net of amortization	18,006	18,366
Notes receivable	2,532	20,112
Other assets, net	10,016	10,710
Total assets	$1,501,976	$1,598,870

LIABILITIES AND EQUITY

Secured term loan	$200,000	$200,000
Mortgage loans and notes payable	483,324	569,026
Accounts payable, accrued expenses and other liabilities	27,749	33,767
Distributions payable	2,456	2,448
Deferred revenue	9,008	8,449
Security deposits	458	456
Total liabilities	722,995	814,146

Noncontrolling interests in the Operating Partnership	45,086	45,394

Commitments and contingencies

Equity
Common shares $.01 par value, 200,000,000 shares authorized, 92,902,133 and 92,654,979 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	929	927
Additional paid in capital	976,145	974,926
Accumulated other comprehensive loss	(1,056)	(874)
Accumulated deficit	(285,487)	(279,670)
Total U-Store-It Trust shareholders’ equity	690,531	695,309
Noncontrolling interest in subsidiaries	43,364	44,021
Total equity	733,895	739,330
Total liabilities and equity	$1,501,976	$1,598,870

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended March 31,
	2010	2009

REVENUES
Rental income	$49,042	$51,243
Other property related income	4,081	3,690
Total revenues	53,123	54,933
OPERATING EXPENSES
Property operating expenses	22,973	23,613
Depreciation and amortization	16,378	17,825
General and administrative	5,868	5,476
Total operating expenses	45,219	46,914
OPERATING INCOME	7,904	8,019
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(10,051)	(11,353)
Loan procurement amortization expense	(1,539)	(483)
Interest income	535	43
Other	(41)	(12)
Total other expense	(11,096)	(11,805)

LOSS FROM CONTINUING OPERATIONS	(3,192)	(3,786)

DISCONTINUED OPERATIONS
Income from discontinued operations	—	1,000
Net gain on disposition of discontinued operations	—	500
Total discontinued operations	—	1,500
NET LOSS	(3,192)	(2,286)
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	178	177
Noncontrolling interest in subsidiaries	(461)	—
NET LOSS ATTRIBUTABLE TO THE COMPANY	$(3,475)	$(2,109)

Basic and diluted loss per share from continuing operations attributable to common shareholders	$(0.04)	$(0.06)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	$—	$0.03
Basic and diluted loss per share attributable to common shareholders	$(0.04)	$(0.03)

Weighted-average basic and diluted shares outstanding	92,834	57,687

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(3,475)	$(3,488)
Total discontinued operations	—	1,379
Net loss	$(3,475)	$(2,109)

Same-store facility results (364 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	March 31,	March 31,	Percent
	2010	2009	Change

REVENUES
Net rental income	$48,717	$50,790	-4.1%
Other property related income	3,941	3,621	8.9%
Total revenues	52,658	54,411	-3.2%

OPERATING EXPENSES
Property taxes	7,140	7,129	0.2%
Personnel expense	5,932	5,975	-0.7%
Advertising	743	1,154	-35.6%
Repair and maintenance	637	599	6.3%
Utilities	2,474	2,592	-4.6%
Property insurance	767	622	23.3%
Other expenses	3,281	3,477	-5.6%

Total operating expenses	20,974	21,548	-2.7%

Net operating income (1)	$31,684	$32,863	-3.6%

Gross margin	60.2%	60.4%

Period Average Occupancy (2)	75.1%	76.7%

Period End Occupancy (3)	75.1%	75.3%

Total rentable square feet	23,570	23,570

Realized annual rent per occupied square foot (4)	$11.01	$11.24	-2.1%

Scheduled annual rent per square foot (5)	$11.59	$12.28	-5.7%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$31,684	$32,863
Non same-store net operating income (1)	120	204
Indirect property overhead	(1,654)	(1,747)
Depreciation	(16,378)	(17,825)
General and administrative expense	(5,868)	(5,476)

Operating Income	$7,904	$8,019

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at March 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended
	March 31,	March 31,
	2010	2009

Net loss	$(3,192)	$(2,286)

Add (deduct):
Real estate depreciation	15,970	18,400
Gains on sale of real estate	—	(500)
Noncontrolling interests in subsidiaries share of FFO	(1,021)	—

FFO	$11,757	$15,614

Loss per share attributable to common shareholders - fully diluted	$(0.04)	$(0.03)
FFO per share and unit - fully diluted	$0.12	$0.25

Weighted-average basic and diluted shares outstanding	92,834	57,687
Weighted-average diluted shares and units outstanding	98,421	62,768

Dividend per common share and unit	$0.025	$0.025
Payout ratio of FFO (Dividend per share divided by FFO per share)	21%	10%